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                                                                     EXHIBIT 5.1
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                        Testa, Hurwitz & Thibeault, LLP
                                125 High Street
                               Boston, MA 02110

                                                                  March 8, 2000


SmarterKids.com, Inc.
15 Crawford Street
Needham, Massachusetts 02494

Re:   Registration Statement on Form S-8
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Ladies and Gentlemen:

          We are acting as counsel for SmarterKids.com, Inc., a Delaware corporation (the "Company"), in connection with the registration on a
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Registration Statement on Form S-8 (the "Registration Statement") under the
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Securities Act of 1933, as amended, of the offer and sale of up to 6,323,259 shares of Common Stock, par value $.01 per share, of the Company (the "Shares")
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to be issued upon the exercise of options under the Company's (i) 1995 Stock
Plan, (ii) 1999 Stock Option and Incentive Plan, (iii) 1999 Non-Employee
Director Stock Option Plan, and (iv) 1999 Employee Stock Purchase Plan (collectively, the "Plans").
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          In rendering our opinion, we have examined, and are familiar with, and have relied as to factual matters solely upon originals or copies certified or otherwise identified to our satisfaction, of such documents, corporate records or other instruments as we have deemed necessary or appropriate for the purposes of the opinion set forth herein, including, without limitation the Company's (i) Plans, (ii) Second Amended and Restated Certificate of Incorporation, (iii) Second Amended and Restated By-Laws, (iv) minute books, and (v) stock records.

          Based upon and subject to the foregoing, we are of the opinion that the Shares are duly authorized and, when issued and delivered pursuant to the terms of the Plans and the terms of any agreement relating to any of the options granted thereunder, will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                         Very truly yours,

                                         /s/ Testa, Hurwitz & Thibeault, LLP

                                         TESTA, HURWITZ & THIBEAULT, LLP